UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 31, 2008
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51602 (Commission File Number)	20-5715943 (I.R.S. Employer Identification No.)

3845 Corporate Centre Drive O’Fallon, Missouri (Address of principal executive offices)	63368 (Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.
     On March 31, 2008, Synergetics USA, Inc. (the “Company”) announced the merger of its Philadelphia plant and the relocation of the operations and production of generator products into the Company’s plant in O’Fallon, Missouri. The merger is part of the Company’s overall strategy to continue improving product and component integration and increase operational efficiencies at all levels of the organization. The Company expects to complete the transition over the next six to nine months.
     The Company expects to record non-recurring, pre-tax severance and related costs of approximately $400,000, with the majority being cash charges, as a result of the merger.
     A copy of the Company’s press release announcing the merger is attached as Exhibit 99.1 to this Current Report.
Item 9.01.     Financial Statements and Exhibits.
     (d)     Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Synergetics USA, Inc., dated March 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 3, 2008

SYNERGETICS USA, INC. (Registrant)
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	EVP and Chief Financial Officer